Exhibit 99.1

Fox Factory Holding Corp. Announces Fourth Quarter and Fiscal Year 2017
Financial Results

Fourth Quarter 2017 Sales Increased 8.6% to $121.1 Million; Exceeds Company Guidance
Gross Margin Increased 180 Basis Points to 32.3%
Achieves Earnings per Diluted Share of $0.07; Adjusted Earnings per Diluted Share of $0.38
Introduces Fiscal Year 2018 Guidance

SCOTTS VALLEY, California - February 27, 2018 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended December 29, 2017.

Fourth Quarter Fiscal 2017 Highlights

•	Sales increased 8.6% to $121.1 million compared to $111.6 million in the same period last fiscal year

•
Gross margin increased 180 basis points to 32.3% compared to 30.5% in the same period last fiscal year; Non-GAAP adjusted gross margin increased 190 basis points to 32.5% compared to the same period last fiscal year

•
The provision for income taxes of $12.4 million included a one-time charge of $9.3 million related to the Tax Cuts and Jobs Act (“the Act”), or an impact of $0.24 per diluted share, which resulted in an effective tax rate of 81.3% for the fourth quarter of fiscal 2017. Exclusive of the impact of the Act, the effective tax rate was 20.4%

•	Net income was $2.9 million, or 2.4% of sales and $0.07 per diluted share, compared to net income of $9.8 million, or 8.8% of sales and $0.26 per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $14.9 million, or $0.38 adjusted earnings per diluted share, compared to $12.0 million, or $0.32 adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $23.6 million, or 19.5% of sales, compared to $19.8 million, or 17.7% of sales in the same period last fiscal year

“We are pleased with our finish to fiscal 2017. The strength of our product line-ups for both bike and powered vehicles fueled our financial results for the year,” commented Larry L. Enterline, FOX's Chief Executive Officer. “As we enter fiscal 2018, product innovation remains a key cornerstone of the FOX brand and our success in both bike and powered vehicle products as we continue to deliver differentiated products to our passionate customer base. Our team remains committed to further building the FOX brand presence in our existing vehicle categories and consistently pursuing potential new markets to generate future growth and enhance shareholder value.”
Sales for the fourth quarter of fiscal 2017 were $121.1 million, an increase of 8.6% as compared to sales of $111.6 million in the fourth quarter of fiscal 2016. This increase reflects a 9.6% increase in sales of powered vehicle products and a 7.5% increase in sales of bike products. The increase in sales of powered vehicle products was due to high demand for on and off-road suspension products including aftermarket accessory packages. The increase in sales of bike products primarily reflects new product introductions, favorable model year spec placements, and strong sell through with certain higher growth OEMs.
Gross margin was 32.3% for the fourth quarter of fiscal 2017, a 180 basis point increase from gross margin of 30.5% in the fourth quarter of fiscal 2016. The improvement in gross margin was primarily due to improved manufacturing efficiencies in addition to favorable product and customer mix. On a non-GAAP basis, adjusted gross margin increased 190 basis points, excluding the effects of acquisition related costs. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $23.1 million for the fourth quarter of fiscal 2017 compared to $20.6 million in the fourth quarter of fiscal 2016. The increase in operating expenses is primarily a result of acquisition and operating costs relating to Tuscany, strategic investments to support future business growth, and increased patent litigation costs, partially offset by the decrease in acquisition-related compensation due to the conclusion of the Company’s acquisition-related compensation arrangements.
As a percentage of sales, operating expenses were 19.1% for the fourth quarter of fiscal 2017 compared to 18.4% in the fourth quarter of fiscal 2016. Non-GAAP operating expense was $19.8 million, or 16.4% of sales in the fourth quarter of fiscal 2017 compared to $17.6 million, or 15.8% of sales, in the fourth quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s provision for income taxes was $12.4 million, or 81.3% of pre-tax income for the fourth quarter of fiscal 2017. This includes a one-time impact of the Act of $9.3 million or $0.24 per diluted share. Excluding the impact of the Act, the Company’s effective tax rate was 20.4% in the fourth quarter of fiscal 2017. The cash outlay in 2018 related to the $9.3 million charge is expected to be limited to $2.0 million in withholding taxes as the Company expects to utilize foreign tax credits to satisfy a portion of the impact of the Act.
Net income in the fourth quarter of fiscal 2017 was $2.9 million, compared to net income of $9.8 million in the fourth quarter of the prior fiscal year. Earnings per diluted share for the fourth quarter of fiscal 2017 was $0.07, compared to earnings per diluted share of $0.26 for the fourth quarter of fiscal 2016.
    Adjusted EBITDA in the fourth quarter of fiscal 2017 was $23.6 million, compared to $19.8 million in the fourth quarter of fiscal 2016. Adjusted EBITDA margin in the fourth quarter of fiscal 2017 was 19.5%, compared to 17.7% in the fourth quarter of fiscal 2016. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Non-GAAP adjusted net income was $14.9 million, or $0.38 adjusted earnings per diluted share, compared to adjusted net income of $12.0 million, or $0.32 adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

Fiscal Year 2017 Results
Sales for the year ended December 29, 2017 were $475.6 million, an increase of 18.0% compared to the same period in 2016. Sales of powered vehicle and bike products increased 30.5% and 8.2%, respectively, for 2017 compared to the prior year period.
Gross margin was 32.5% for the fiscal year ended December 29, 2017, an 110 basis point increase compared to gross margin of 31.4% in fiscal year 2016. The improvement in gross margin was primarily due to improved manufacturing efficiencies as well as favorable product and customer mix.
Adjusted EBITDA increased to $93.8 million in the fiscal year ended December 29, 2017, compared to $70.8 million in fiscal 2016. Adjusted EBITDA margin was 19.7% in fiscal 2017, compared to 17.6% in fiscal 2016. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.

The Company’s provision for income taxes of $21.1 million for fiscal 2017, or 32.8% of pretax income, includes the impact of the Act, as noted previously. The net charge of $9.3 million, or $0.24 per diluted share, resulted in a 14.5% increase in the Company’s effective tax rate for fiscal year 2017.
Net income in fiscal year 2017 was $43.2 million, compared to $35.7 million in fiscal 2016. Earnings per diluted share for fiscal year 2017 was $1.11, compared to $0.94 in fiscal 2016.
Non-GAAP adjusted net income was $61.5 million, or $1.59 adjusted earnings per diluted share in fiscal 2017, compared to $46.4 million, or $1.23 adjusted earnings per diluted share, in fiscal 2016. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Balance Sheet Highlights
As of December 29, 2017, the Company had cash and cash equivalents of $35.9 million compared to $35.3 million as of December 30, 2016. Total debt was $98.6 million, compared to $66.7 million as of December 30, 2016, reflecting the financing of the Company’s recent acquisition of Tuscany. Inventory was $84.8 million as of December 29, 2017, compared to $71.2 million as of December 30, 2016. As of December 29, 2017, accounts receivable and accounts payable were $61.1 million and $40.8 million, respectively, compared to December 30, 2016 balances of $61.6 million and $36.2 million, respectively. The increase in inventory and accounts payable reflects the growth of the Company’s business, the expansion of its manufacturing facilities, and Tuscany.

Fiscal 2018 Guidance
For the first quarter of fiscal 2018, the Company expects sales in the range of $121 million to $127 million and non-GAAP adjusted earnings per diluted share in the range of $0.30 to $0.35.
For the fiscal year 2018, the Company expects sales in the range of $542 million to $570 million and non-GAAP adjusted earnings per diluted share in the range of $1.66 to $1.84. The Company’s full year 2018 guidance assumes a tax rate of 19%-21%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense including related foreign currency transaction gains and losses, certain acquisition-related adjustments and expenses, litigation-related expenses and offering expenses. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the first quarter and full fiscal year 2018 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13676520. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance ride dynamics products primarily for bicycles, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain acquisition related costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense, costs of its secondary and shelf offerings, acquisition related operating expenses, and litigation-related costs. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and shelf offerings, acquisition related expenses, and litigation-related costs, all net of applicable tax, as well as tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	December 29,	December 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$35,947	$35,280
Accounts receivable (net of allowances of $676 and $397 at December 29, 2017 and December 30, 2016, respectively)	61,060	61,617
Inventory	84,841	71,243
Prepaids and other current assets	21,100	14,772
Total current assets	202,948	182,912
Property, plant and equipment, net	43,636	32,262
Deferred tax assets	2,669	4,082
Goodwill	88,438	57,781
Intangibles, net	90,044	57,855
Other assets	551	708
Total assets	$428,286	$335,600
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,813	$36,240
Accrued expenses	32,608	34,435
Reserve for uncertain tax positions	7,787	7,204
Current portion of long-term debt	5,038	3,625
Current portion of contingent consideration	—	5,532
Total current liabilities	86,246	87,036
Line of credit	35,585	—
Long-term debt, less current portion	58,020	63,058
Deferred rent	645	569
Total liabilities	180,496	150,663
Redeemable non-controlling interest	12,955	—
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of December 29, 2017 and December 30, 2016	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,497 shares issued and 37,607 outstanding as of December 29, 2017; 37,781 shares issued and 36,891 outstanding as of December 30, 2016	38	37
Additional paid-in capital	112,793	108,049
Treasury stock, at cost; 890 common shares as of December 29, 2017 and December 30, 2016	(13,754)	(13,754)
Accumulated other comprehensive loss	(168)	(2,193)
Retained earnings	135,926	92,798
Total stockholders’ equity	234,835	184,937
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$428,286	$335,600

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Sales	$121,093	$111,555	$475,633	$403,077
Cost of sales	81,971	77,498	321,143	276,689
Gross profit	39,122	34,057	154,490	126,388
Operating expenses:
Sales and marketing	7,332	6,349	27,905	25,796
Research and development	5,169	4,760	20,178	18,459
General and administrative	9,671	7,535	34,933	27,693
Amortization of purchased intangibles	897	699	2,986	2,988
Fair value adjustment of contingent consideration and acquisition related compensation	—	1,230	1,447	5,911
Total operating expenses	23,069	20,573	87,449	80,847
Income from operations	16,053	13,484	67,041	45,541
Other expense, net:
Interest expense	700	573	2,396	2,088
Other expense (income), net	71	(2)	360	363
Other expense, net	771	571	2,756	2,451
Income before income taxes	15,282	12,913	64,285	43,090
Provision for income taxes	12,425	3,100	21,102	7,415
Net income	2,857	9,813	43,183	35,675
Less: net income attributable to non-controlling interest	(55)	—	(55)	—
Net income attributable to Fox stockholders	$2,802	$9,813	$43,128	$35,675
Earnings per share:
Basic	$0.07	$0.27	$1.15	$0.97
Diluted	$0.07	$0.26	$1.11	$0.94
Weighted average shares used to compute earnings per share:
Basic	37,555	36,874	37,373	36,799
Diluted	38,852	37,961	38,738	37,801

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and twelve months ended December 29, 2017 and December 30, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Net income attributable to Fox stockholders	$2,802	$9,813	$43,128	$35,675
Amortization of purchased intangibles	897	699	2,986	2,988
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	1,230	1,447	6,402
Patent litigation-related expenses	1,480	783	4,650	2,715
Other acquisition and integration related expenses (2)	1,096	124	1,916	1,037
Offering expense (3)	—	189	113	617
Reapportionment audit resolution tax benefit (4)	—	—	—	(477)
Tax reform legislation impacts (5)	9,301	—	9,301	—
Tax impacts of reconciling items above (6)	(688)	(816)	(2,040)	(2,520)
Non-GAAP adjusted net income	$14,888	$12,022	$61,501	$46,437

Non-GAAP adjusted EPS
Basic	$0.40	$0.33	$1.65	$1.26
Diluted	$0.38	$0.32	$1.59	$1.23

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,555	36,874	37,373	36,799
Diluted	38,852	37,961	38,738	37,801
(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, and a foreign currency transaction loss on the settlement of our Canadian Dollar denominated acquisition related compensation liability, per period as follows:

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Amortization or accrual of purchase price classified as compensation expense	$—	$1,698	$1,597	$6,140
Periodic revaluation of Sport Truck contingent consideration	—	(468)	(150)	(229)
Currency transaction loss on settlement of acquisition related compensation liability	—	—	—	491
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$1,230	$1,447	$6,402

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Acquisition related costs and expenses	$848	$71	$1,668	$825
Finished goods inventory valuation adjustment	248	53	248	212
Other acquisition and integration related expenses	$1,096	$124	$1,916	$1,037

(3) Represents costs and expenses of $113, $189, $179 and $249 incurred related to the secondary offerings of common stock completed in March 2017, November 2016, August 2016 and March of 2016, respectively.
(4) Represents the recognition of previously uncertain tax benefits associated with the 2014 reapportionment of 2009-2012 income as a result of the conclusion of the 2011 and 2012 California Franchise Tax Board audits.
(5) Reflects the impact of the Act which resulted in a valuation allowance of approximately $6.0 million on the Company’s foreign tax credits, $3.7 million in transition tax on unremitted foreign earnings, and $2.0 million of withholdings on future foreign dividends, offset by $2.4 million related to the impact of the income tax rate reduction on net deferred tax liabilities.
(6) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of tax reform legislation.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and twelve months ended December 29, 2017 and December 30, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Net income	$2,857	$9,813	$43,183	$35,675
Provision for income taxes	12,425	3,100	21,102	7,415
Depreciation and Amortization	2,811	2,343	9,904	8,754
Non-cash stock based compensation	2,127	1,602	8,727	6,223
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	1,230	1,447	5,911
Patent litigation-related expenses	1,480	783	4,650	2,715
Other acquisition and integration related expenses (2)	1,096	124	1,916	1,037
Offering expense (3)	—	189	113	617
Other expense, net	771	571	2,756	2,451
Adjusted EBITDA	$23,567	$19,755	$93,798	$70,798

Net Income Margin	2.4%	8.8%	9.1%	8.9%

Adjusted EBITDA Margin	19.5%	17.7%	19.7%	17.6%
(1) Represents amortization or accrual of a portion of the acquisitions’ purchase price classified as compensation expense partially offset by the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Purchase price classified as compensation expense	$—	$1,698	$1,597	$6,140
Revaluation of Sport Truck contingent consideration	—	(468)	(150)	(229)
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$1,230	$1,447	$5,911

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Acquisition related costs and expenses	$848	$71	$1,668	$825
Finished goods inventory valuation adjustment	248	53	248	212
Other acquisition and integration related expenses	$1,096	$124	$1,916	$1,037

(3) Represents costs and expenses of $113, $189, $179 and $249 incurred related to the secondary offerings of common stock completed in March 2017, November 2016, August 2016 and March of 2016, respectively.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and twelve months ended December 29, 2017 and December 30, 2016, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016

Sales	$121,093	$111,555	$475,633	$403,077

Gross Profit	$39,122	$34,057	$154,490	$126,388
Amortization of acquired inventory valuation markup (1)	248	53	248	212
Non-GAAP Adjusted Gross Profit	$39,370	$34,110	$154,738	$126,600

Gross Margin	32.3%	30.5%	32.5%	31.4%

Non-GAAP Adjusted Gross Margin	32.5%	30.6%	32.5%	31.4%

(1) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2017 acquisition of Tuscany and our 2016 acquisition of certain Marzocchi assets.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and twelve months ended December 29, 2017 and December 30, 2016. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Sales	$121,093	$111,555	$475,633	$403,077

Operating Expense	$23,069	$20,573	$87,449	$80,847
Amortization of purchased intangibles	(897)	(699)	(2,986)	(2,988)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	(1,230)	(1,447)	(5,911)
Patent litigation-related expenses	(1,480)	(783)	(4,650)	(2,715)
Other acquisition and integration related expenses (2)	(848)	(71)	(1,668)	(825)
Offering expense (3)	—	(189)	(113)	(617)
Non-GAAP operating expense	$19,844	$17,601	$76,585	$67,791

Operating expense as a percentage of sales	19.1%	18.4%	18.4%	20.1%

Non-GAAP operating expense as a percentage of sales	16.4%	15.8%	16.1%	16.8%
(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the year ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Purchase price classified as compensation expense	$—	$(1,698)	$(1,597)	$(6,140)
Revaluation of Sport Truck contingent consideration	—	468	150	229
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$(1,230)	$(1,447)	$(5,911)

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $848 and $71 for the three months and $1,668 and $825 for the twelve months ended December 29, 2017 and December 30, 2016, respectively.
(3) Represents costs and expenses of $113, $189, $179 and $249 incurred related to the secondary offerings of common stock completed in March 2017, November 2016, August 2016 and March of 2016, respectively.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com